UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2007

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-575-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 30, 2007, ValueClick, Inc. ("ValueClick" or "the Company") completed its acquisition of MeziMedia pursuant to the Amended and Restated Agreement and Plan of Merger ("the Merger Agreement"), dated as of July 24, 2007 and effective as of July 13, 2007, by and among ValueClick, MM Acquisition Corp., a wholly owned subsidiary of ValueClick, MeziMedia, and Talmadge O'Neill, solely in his capacity as the Shareholders Representative thereunder.

Under the terms of the Merger Agreement, ValueClick has acquired all outstanding equity interests in MeziMedia for approximately $95.5 million in cash, net of cash acquired, at the time of closing. MeziMedia shareholders may be entitled to additional cash consideration based on the achievement by MeziMedia of certain revenue and "EBITDA" performance targets from the closing date through December 31, 2009. Total cash consideration, which includes the approximately $95.5 million net cash payment at time of closing, will range between approximately $95.5 million and $347.4 million, depending on whether such performance targets are met. EBITDA of MeziMedia in the context of the transaction is specifically defined in the Merger Agreement and is not a measurement under generally accepted accounting principles.

The description contained in this Item 2.01 of the terms and conditions of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2007, the Compensation Committee of the Company's Board of Directors approved, and the Company entered into, an employment agreement with Tom A. Vadnais, a copy of which is attached hereto as Exhibit 10.1. With a retroactive effective date of June 1, 2007, Mr. Vadnais’ annual base salary was increased from $325,000 to $450,000 and will be reviewed on no less than an annual basis by the Company's Board of Directors or the Compensation Committee of the Board of Directors. In addition to the standard employee benefits made available to Mr. Vadnais, the employment agreement also provides for an annual bonus of up to $450,000 based upon the achievement of certain milestones as established by the Board of Directors each year. For the period from June 1, 2007 through December 31, 2007, Mr. Vadnais' aggregate bonus payments totaling $262,500 are guaranteed. In addition, the Company will pay for the rental of a home for Mr. Vadnais for the duration of his employment as the Company's chief executive officer, with a maximum monthly rent of $5,000 plus utilities. The Company will also pay up to $10,000 for moving costs of his household items or for furnishing the rental home. During his employment as the Company's chief executive officer, should Mr. Vadnais decide to permanently relocate to Southern California, the Company shall pay for costs associated with selling his existing home, not to exceed $150,000. The Company will also provide an additional $10,000 for moving costs associated with this permanent relocation to Southern California. The Company will compensate Mr. Vadnais for any taxes associated with the rent, utilities and relocation expenditures as necessary.

The employment agreement with Mr. Vadnais also provides for certain additional compensation if his employment with the Company is terminated without cause following the occurrence of a change of control of the Company or upon the occurrence of a constructive termination following a change of control of the Company. Should Mr. Vadnais' employment terminate under either of these circumstances, he will be entitled to receive a severance payment equal to one year of his annual base salary and annual bonus in effect immediately prior to the time of such termination. The employment agreement with Mr. Vadnais also provides for the immediate vesting of all of his respective unvested stock options under either of these circumstances.

The description contained in this Item 5.02 of Mr. Vadnais’ employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is attached hereto as Exhibit 10.1.

On July 27, 2007, the Compensation Committee of the Company's Board of Directors approved a £7,500 discretionary bonus to Carl White, Chief Executive Officer-Europe.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

It is impracticable for ValueClick currently to provide the required financial statements for MeziMedia called for by Item 9.01(a). Pursuant to paragraph (a)(4) of Item 9.01, the financial statements of MeziMedia required to be filed under paragraph (a) of Item 9.01 will be filed as soon as practicable, but not later than required by Item 9.01.

(b) Pro-Forma Financial Information.

It is impracticable for ValueClick currently to provide the required pro-forma financial information with respect to the acquisition of MeziMedia by ValueClick called for by Item 9.01(b). Pursuant to paragraphs (b)(2) and (a)(4) of Item 9.01, the pro-forma financial information required to be filed under paragraph (b) of Item 9.01 will be filed as soon as practicable, but not later than required by Item 9.01.

(d) Exhibits.

2.1 Amended and Restated Agreement and Plan of Merger, dated as of July 24, 2007 and effective as of July 13, 2007, by and among ValueClick, Inc., MM Acquisition Corp., a wholly owned subsidiary of ValueClick, Inc., MeziMedia, and Talmadge O'Neill, solely in his capacity as the Shareholders Representative thereunder.

10.1 Key Employee Agreement between ValueClick, Inc. and Tom Vadnais dated July 27, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

August 2, 2007	By:	/s/ Scott H. Ray

Name: Scott H. Ray
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of July 24, 2007 and effective as of July 13, 2007, by and among ValueClick, Inc., MM Acquisition Corp., a wholly owned subsidiary of ValueClick, Inc., MeziMedia, and Talmadge O'Neill, solely in his capacity as the Shareholders Representative thereunder.
10.1	Key Employee Agreement between ValueClick, Inc. and Tom Vadnais dated July 27, 2007.